Exhibit 99.B(h)(4)

EXHIBIT A

TO TRANSFER AGENCY SERVICES AGREEMENT

This Exhibit A, amended and restated as of October 25, 2010, is the Exhibit A to that certain Transfer Agency Services Agreement dated as of November 14, 2008 between BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) and The Motley Fool Funds Trust.

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Motley Fool Independence Fund

Motley Fool Great America Fund

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

THE MOTLEY FOOL FUNDS TRUST

By:
Name:
Title: